[Translation of Chinese original]	Exhibit 10.5.2
SUPPLEMENTAL AGREEMENT TO THE EQUITY TRANSFER AGREEMENT
THIS SUPPLEMENTAL AGREEMENT TO THE EQUITY TRANSFER AGREEMENT (the “Supplemental Agreement”) is entered into on this 12th day of August 2009 by and among:
(1)	REDGATE MEDIA AD CO., LTD., a limited liability company duly established and validly existing under the laws of the People’s Republic of China, with its domicile at Suite 804, Building 2, 19 Jianguomenwai Avenue, Chaoyang District, Beijing (“Party A”); and

(2)	XIAOYI LU, a natural person and citizen of the People’s Republic of China whose ID card number is 110102197211200850 and whose residential address is at Flat 1101, Building 2, 10 Beisanhuanzhong Road, Xicheng District, Beijing;

FENGCHUN LU, a natural person and citizen of the People’s Republic of China whose ID card number is 120104197004033820 and whose residential address is at Flat 2108, 18 Hongjunyingdong Road, Chaoyang District, Beijing; and

XIAO JIANG, a natural person and citizen of the People’s Republic of China whose ID card number is 411381198206030028 and whose residential address is at Flat 502, Entrance 4, Building 1, Qicai Huayuan, Haidian District, Beijing; (Xiaoyi Lu, Fengchun Lu and Xiao Jiang are hereinafter collectively referred to as “Party B”).
WHEREAS:
(1)	On October 8, 2007, the Parties executed an Equity Transfer Agreement (the “Equity Transfer Agreement”), pursuant to which Party B agreed to transfer its 100 percent Equity Interest in Beijing Meiyixinfeng Media Technology Co., Ltd. (the “Company”) to Party A without consideration, of which Xiaoyi Lu was to transfer 75 percent of the Equity Interest of the Company to Party A without consideration, Fengchun Lu was to transfer 20 percent of the Equity Interest of the Company to Party A without consideration and Xiao Jiang was to transfer 5 percent of the Equity Interest of the Company to Party A without consideration.

(2)	Based on further negotiations, the Parties have agreed that Party A shall no longer acquire 100 percent of the Equity Interest of the Company without consideration, but shall acquire the same for a transfer price of RMB Five Hundred Thousand (RMB500,000) as payable to Party B.
NOW, THEREFORE, following amicable consultations, the Parties agree to amend the relevant provisions of the Equity Transfer Agreement as follows:
1.	The Parties have agreed to amend item (B) of the Recitals of the Equity Transfer Agreement to read as follows:

“The Parties agree that Party A shall acquire 100 percent of the Equity Interest of the Company owned by Party B (the “Proposed Equity Transfer”) for the sum of RMB Five Hundred Thousand (RMB500,000) (the “Transfer Price”) on the terms and conditions hereof, of which 75 percent of the Equity Interest shall be acquired from Xiaoyi Lu, the 20 percent of the Equity Interest shall be acquired from Fengchun Lu and the 5 percent of the Equity Interest shall be acquired from Xiao Jiang.”

2.	The Parties have agreed to amend “Article 2. Equity Transfer” of the Equity Transfer Agreement by adding the following provisions as Article 2.4:

“2.4	Within two Working Days of the execution date hereof, Party A shall pay the Transfer Price in the amount of RMB Five Hundred Thousand (RMB500,000) to Party B, of which Party A shall pay a Transfer Price in the amount of RMB Three Hundred and Seventy-five Thousand (RMB375,000) to Xiaoyi Lu to acquire the 75 percent of the Equity Interest held by Xiaoyi Lu, a Transfer Price in the amount of RMB One Hundred Thousand (RMB100,000) to Fengchun Lu to acquire the 20 percent of the Equity Interest owned by Fengchun Lu and a Transfer Price in the amount of RMB Twenty-five Thousand (RMB25,000) to Xiao Jiang to acquire the 5 percent of the Equity Interest owned by Xiao Jiang.”
3.	The Parties have agreed to amend Article 4.2 of the Equity Transfer Agreement to read as follows:

“The Parties shall use all reasonable efforts to procure the fulfillment of all Conditions to the Closing.”

4.	The Parties have agreed to amend Article 4.4 of the Equity Transfer Agreement to read as follows:

“The Closing of the Proposed Equity Transfer shall take place in Beijing on the Closing Date. At the time of the Closing, Party A shall deliver to Party B the payment voucher evidencing that Party A has paid the Transfer Price into Party B’s account and Party B shall deliver to Party A a photocopy, bearing the Company’s official seal, of the document evidencing that the changes in the registration of the Company has been made with the Registration Authority and provide the original.”

5.	The Parties have agreed to amend Article 4.5 of the Equity Transfer Agreement to read as follows:

“The non-breaching Party may make a claim to the breaching Party for all claims, expenses, costs, losses and liabilities incurred or arising in connection with the said breach, whether directly or indirectly, if:
4.5.1	Party B fails to perform or to perform in a timely manner its obligations under Article 4.1 hereof, thereby making the Closing of the Equity Transfer impossible; or

4.5.2	Party A fails to pay to Party B the Transfer Price in full by the date specified in Article 2 hereof.”
6.	The Parties have agreed to amend Article 4.6 of the Equity Transfer Agreement to read as follows:

“If the Closing cannot commence within five Working Days from the execution date hereof due to a reason not attributable to the Parties hereto, the Parties shall promptly hold mutual consultations to seek an acceptable solution thereto.”

7.	The Parties agree that the foregoing amendments to the Recitals, relevant provisions of Article 2, and Articles 4.2, 4.4, 4.5 and 4.6 (the “Original Articles”) of the Equity Transfer Agreement made by this Supplemental Agreement constitute the substitutions or supplementations of the Original Articles. Additionally, the validity of the Articles of the Equity Transfer Agreement, other than the Original Articles, remains unchanged as does their enforceability against Party A and Party B.

8.	Unless otherwise expressly specified, the meanings of the terms used in this Supplemental Agreement shall be the same as those of the corresponding terms used in the Equity Transfer Agreement.

9.	This Supplemental Agreement is made in Chinese in seven counterparts, of which Party A shall hold one original, each party comprising Party B shall hold one original and the remaining originals shall be used for the registration of the changes with the relevant Registration Authority.

10.	This Supplementary Agreement shall enter into effect on the date it is signed/sealed by the Parties or their authorized representatives.
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Execution Page for the Supplementary Agreement to the Equity Transfer Agreement

REDGATE MEDIA AD CO., LTD. [company seal]
By:	/s/ Ying Zhu
Name of authorized representative: Ying Zhu

XIAOYI LU
Signature:	/s/ Xiaoyi Lu

FENGCHUN LU
Signature:	/s/ Xiaoyi Lu on behalf of Fengchun Lu

XIAO JIANG
Signature:	/s/ Xiaoyi Lu Xiao Jiang

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